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                                                                     EXHIBIT 1.1

                               PURCHASE AGREEMENT
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                                                                     Exhibit 1.1

                                  $150,000,000

                            FIRST SECURITY CAPITAL I

                  8.41% SUBORDINATED CAPITAL INCOME SECURITIES


                               PURCHASE AGREEMENT

                                                               December 23, 1996

Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

                  First Security Capital I, a Delaware statutory business trust (the "Trust"), proposes to sell to you (collectively, the "Initial Purchasers") $150,000,000 8.41% Subordinated Capital Income Securities (liquidation amount $1000 per Capital Security) (the "Capital Securities"), guaranteed (the "Guarantee"; together with the Capital Securities, the "Securities") by the Company (as defined herein) to the extent set forth in the Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Company and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"). First Security Corporation, a Delaware corporation (the "Company"), will be the owner of all of the beneficial ownership interests represented by common securities (the "Common Securities") of the Trust. Concurrently with the issuance of the Securities and the Company's purchase of all of the beneficial interests represented by common securities of the Trust, the Trust will invest the proceeds of each thereof in the Company's 8.41% Junior Subordinated Debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as Indenture Trustee (the "Indenture Trustee").

                  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Securities, the Trust and the Company will prepare a final offering memorandum (the "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Company and the Trust and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

                  1. Representations, Warranties and Agreements of the Company and the Trust. The Company and the Trust, jointly and
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severally, represent and warrant to, and agree with each of the Initial
Purchasers that as of the date hereof:

                           (a) The Memorandum will not contain any untrue
                  statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Memorandum based upon information furnished to the Company or the Trust in writing by or on behalf of any Initial Purchaser through you expressly for use therein. Reference herein to the Memorandum shall be deemed to refer to and include any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which is incorporated in the Memorandum by reference.

                           (b) It is not required by applicable law or
                  regulation in connection with the offer, sale and delivery of the Securities to you in the manner contemplated by this Agreement to register the Securities or the Junior Subordinated Debentures under the Securities Act or to qualify the Declaration (as defined herein), the Guarantee Agreement or the Indenture in respect of the Securities or the Junior Subordinated Debentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                           (c) The Company and each of its subsidiaries (as
                  defined in Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, save where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business or property of the Company and its subsidiaries taken as a whole, and each has all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                           (d) The Company has an authorized capitalization as
                  set forth, or incorporated by reference, in the Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained, or incorporated by reference, in the Memorandum; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are
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                  fully paid and non-assessable and are owned directly or
                  indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except that the Company only owns in excess of 99.9% of the issued shares of capital stock or First Security Bank, N.A. and First Security Bank of Wyoming.

                           (e) The Trust has been duly created and is validly
                  existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Memorandum, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Memorandum; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Registration Rights Agreement (the "Registration Rights Agreement") to be entered into among the Company, the Trust and the Initial Purchasers, the Amended and Restated Declaration of Trust (the "Declaration") among the Company, as sponsor, Brad D. Hardy, Scott C. Ulbrich, and David R. Wilson (the "Trustees"), and the agreements and instruments contemplated by the Declaration and described in the Memorandum; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Memorandum; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

                           (f) The Declaration has been duly authorized and,
                  when duly executed and delivered by the Company, as Sponsor, and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and will conform to all statements relating thereto in the Memorandum.

                           (g) All of the outstanding beneficial interests in
                  the Trust have been, and the Capital Securities and the Common Securities, upon issuance and delivery and payment therefor in the manner described herein, will be, duly authorized, validly issued, fully paid and non-assessable and will conform to the descriptions of the Capital
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                  Securities and the Common Securities contained in the
                  Memorandum.

                           (h) Each of the Indenture and the Guarantee Agreement
                  has been duly authorized and, when duly executed and delivered by the proper officers of the Company (assuming, in the case of the Indenture, due execution and delivery by the Indenture Trustee and, in the case of the Guarantee Agreement, due execution and delivery by the Guarantee Trustee) and delivered by the Company, will each constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Junior Subordinated Debentures and the Guarantee have been duly authorized, and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Guarantee Agreement, respectively, and delivered against payment of the purchase price therefor as provided in this Agreement, will be duly and validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and the Guarantee Agreement, respectively, and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Junior Subordinated Debentures and the Guarantee, when issued and delivered, will conform to the descriptions thereof contained in the Memorandum.

                           (i) This Agreement has been duly authorized, executed
                  and delivered by each of the Trust and the Company and the Registration Rights Agreement has been duly authorized and will be duly delivered and executed by each of the Trust and the Company.

                           (j) The execution, delivery and performance of this
                  Agreement, the Declaration, the Registration Rights Agreement, the Common Securities and the Capital Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust from the Company, the distribution of the Junior Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the
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                  Memorandum, and the consummation of the transactions
                  contemplated herein and in the Declaration (the "Trust Transactions"), will not conflict with or result in a violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Capital Securities by the Initial Purchasers, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body is required for the Trust Transactions.

                           (k) The execution, delivery and performance of this
                  Agreement, the Guarantee Agreement, the Registration Rights Agreement, the Indenture and the Junior Subordinated Debentures by the Company, the purchase of the Common Securities by the Company from the Trust, and the consummation by the Company of the transactions herein (the "Company Transactions") will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Capital Securities by the Initial Purchasers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Company Transactions.

                           (l) Neither the Company nor any of its subsidiaries
                  has sustained, since the date of the latest quarterly financial statements included in the Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of
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                  its subsidiaries or any material adverse change, or any
                  development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum.

                           (m) The financial statements (including the related
                  notes and supporting schedules) incorporated in the Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                           (n) Deloitte & Touche LLP, who have certified certain
                  financial statements of the Company, whose report is incorporated by reference in the Memorandum and who have delivered the initial letter referred to in Section 7(e)
                   hereof, are independent public accountants as required by the
                  Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Memorandum.

                           (o) There are no legal or governmental proceedings
                  pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (p) No relationship, direct or indirect, exists
                  between or among the Company and the Trust on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Memorandum which is not so described.

                           (q) Since the date as of which information is given
                  in the Memorandum through the date hereof, and except as may otherwise be disclosed in the Memorandum, neither the Company nor the Trust has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the
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                  ordinary course of business or (iv) in the case of the
                  Company, declared or paid any dividend on its capital stock.

                           (r) Neither the Company nor any of its subsidiaries
                  (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business.

                           (s) There has been no storage, disposal, generation,
                  manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the properties now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs,
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                  management, financial position, stockholders' equity or
                  results of operations of the Company and its subsidiaries; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                           (t) Neither the Company nor any subsidiary nor the
                  Trust is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

                           (u) The Company is duly registered as a bank holding
                  company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); and the deposit accounts of First Security Bank, N.A. and First Security Bank of New Mexico, N.A. are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

                           (v) The Company and each of its subsidiaries are in
                  compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Utah Division of Financial Institutions and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (the "Bank Regulatory Authorities"), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                                    (w) Neither the Company nor any of its
                  affiliates (as defined in Rule 501(b) of Regulation D under the
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                  Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Securities or
                  (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities
                  Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  2. Purchase of the Capital Securities by the Initial Purchasers. (i) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust agrees to sell to you, and each of you, severally and not jointly, agrees to purchase from the Trust, the liquidation amount of the Capital Securities as set forth opposite each Initial Purchaser's name in Schedule 1 hereto, at a purchase price equal to 100% of their liquidation amount.

                  As compensation to the Initial Purchasers for their commitments hereunder, the Company agrees to pay the Initial Purchasers a commission of 1% of the purchase price of the Capital Securities set forth in
Schedule I opposite each Initial Purchaser's name.

                  (ii) The Company shall not be obligated to deliver any of the Capital Securities, except upon payment for all of the Capital Securities to be purchased as hereinafter provided.

                  3. Sale and Resale of the Capital Securities by the Initial Purchasers. You have advised the Company that you propose to offer the Capital Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. You hereby represent and warrant to, and agree with, the Company that you (i) are purchasing the Capital Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) will not solicit offers for, or offer or sell, the Capital Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and
(iii) will solicit offers for the Capital Securities only from, and will offer, sell or deliver the Capital Securities, as part of their initial offering, only to (A) in the case of offers inside the United States, (1) persons whom you reasonably believe to be qualified institutional buyers ("Qualified
Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified
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Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A or (2) institutional accredited investors ("Accredited Investors") as defined in Rule 501(a)(1)(2), (3) or (7) under Regulation D who execute letters of representation in the form included as Appendix A to the Offering Memorandum in private sales exempt from registration under the Securities Act and (B) in the case of offers outside the United
States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)).

                  4. Delivery of and Payment for the Capital Securities. (a) Payment of the purchase price for, and delivery of, the Capital Securities shall be made at the offices of Simpson Thacher & Bartlett, New York, New York or at such other place as shall be agreed upon by the Company and you, at 9:30 a.m. (New York time), on December 20, 1996 or at such other time or date as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Date").

                  (b) On the Closing Date, payment shall be made to the Company in same-day funds by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of the certificates evidencing the Capital Securities. Upon delivery, the Capital Securities shall be registered in such names and in such denominations as the Initial Purchasers shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of certificates evidencing the Capital Securities, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

                  5. Further Agreements of the Company. Each of the Company and the Trust agrees:

                           (a) To furnish to you, without charge, as many copies
                  of the Memorandum and any supplements and amendments thereto as you may reasonably request.

                           (b) Prior to making any amendment or supplement to
                  the Memorandum, the Company shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than five business days after receipt of such copy.
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                           (c) If, at any time prior to completion of the
                  distribution of the Capital Securities by you to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company, to amend or supplement the Memorandum in order that the Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Memorandum, as so amended or supplemented, will comply with applicable law and to furnish you such number of copies as you may reasonably request.

                           (d) So long as the Capital Securities are outstanding
                  and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Capital Securities and prospective purchasers of Capital Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                           (e) For a period of five years following the date of
                  the Memorandum, to furnish to the Initial Purchasers copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by each of the Company and the Trust to the principal national securities exchange upon which the Capital Securities may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                           (f) Promptly from time to time to take such action as
                  the Initial Purchasers may reasonably request to qualify the Capital Securities, the Guarantee Agreement and the Junior Subordinated Debentures for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Capital Securities.

                           (g) Not to offer, sell, contract to sell or otherwise
                  dispose of any additional securities of the Trust or the Company substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, without the consent (which consent shall not be unreasonably withheld) of the Initial Purchasers during the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Capital Securities, as communicated to the Company by the Initial Purchasers, and
                  (ii) 90 days following the Closing Date.

                           (h) To use its best efforts to permit the Capital
                  Securities to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Capital Securities to be eligible for clearance and settlement through The Depository Trust Company (the "DTC").

                           (i) To apply the net proceeds from the sale of the
                  Capital Securities being sold by the Trust as set forth in the Memorandum.

                           (j) Except following the effectiveness of the
                  Registration Statement (as defined in the Registration Rights Agreement), not to, and will cause its affiliates not to, solicit any offer to buy or offer to sell the Capital Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                           (k) Not to, and will cause its affiliates not to,
                  sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Capital Securities.

                           (l) To take such steps as shall be necessary to
                  ensure that neither the Company, any subsidiary of the Company nor the Trust shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  6. Expenses. The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Capital Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the

Memorandum and any amendments or supplements thereto; (iii) the costs of distributing the Memorandum and any amendments or supplements thereto; (iv) the fees and expenses of qualifying the Capital Securities under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Initial Purchasers); (v) any fees charged by securities rating services for rating the Capital Securities; (vi) all fees and expenses, if any, incurred in connection with the admission of such Securities for trading in PORTAL; (vii) the fees and expenses of the Property Trustee (as defined in the Declaration), the Guarantee Trustee and the Indenture Trustee; and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Trust.

                  7. Conditions to the Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Trust contained herein, to the performance by the Company and the Trust of their respective obligations hereunder, and to each of the following additional terms and conditions:

                           (a) No Initial Purchaser shall have discovered and
                  disclosed to the Company and the Trust on or prior to the Closing Date that the Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to made the statements therein not misleading.

                           (b) All corporate proceedings and other legal matters
                  incident to the authorization, form and validity of this Agreement, the Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, the Capital Securities, the Common Securities, the Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Initial Purchasers, and the Company and the Trust shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (c) Ray, Quinney & Nebeker shall have furnished to
                  the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                           (d) Richards, Layton & Finger shall have furnished to
                  the Initial Purchasers their written opinion, on certain matters of Delaware law relating to the validity of the Capital Securities, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                           (e) You shall have received on the Closing Date a
                  letter, dated the date hereof and the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information, including the financial information, contained or incorporated by reference in the Memorandum as identified by you.

                           (f) The Company and the Trust shall have furnished to
                  the Initial Purchasers a certificate, dated the Closing Date, of the Chairman of the Board, President or a Vice President of the Company and its chief financial officer stating that:

                                    (i) The representations, warranties and
                           agreements of the Company and the Trust in Section 1 are true and correct as of the Closing Date and the Company has complied with all its agreements contained herein;

                                    (ii) (A) Neither the Company nor any of its
                           subsidiaries has sustained since the date of the latest quarterly financial statements included or incorporated by reference in the Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum; and

                                    (iii) They have carefully examined the
                           Memorandum and, in their opinion (A) the

                           Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Memorandum no event has occurred which should have been set forth in a supplement or amendment to the Memorandum.

                           (g) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Capital Securities on the terms and in the manner contemplated in the Memorandum.

                  (h) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Trust's Capital Securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Trust's Capital Securities.

                  (i) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Capital Securities on the terms and in the manner contemplated in the Memorandum.

                           (j) The Initial Purchasers shall have received on the date hereof the Registration Rights Agreement executed by the Company and the Trust.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Initial Purchasers.

                  8.       Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Capital Securities), to which that Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company or the Trust (or based upon any written information furnished by the Company or the Trust) specifically for the purpose of qualifying any or all of the Capital Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or
(ii) the omission or alleged omission to state in the Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above and shall reimburse each Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company or the Trust by or on behalf of any Initial Purchaser specifically for inclusion therein and described in Section 8.(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each Trustee, and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director or officer, or any such Trustee or any controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company or the Trustee by or on behalf of that Initial Purchaser specifically for inclusion therein and described in Section 8.(e), and shall reimburse the Company and any such director or officer, or the Trust or any such Trustee, or controlling person for any legal or other expenses reasonably incurred by the Company or any such director or officer, or the Trust or any such Trustee, or any controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director or officer, or the Trust or any such Trustee, or any controlling person.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8.(a) and 8.(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8.(a) or 8.(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Initial Purchasers on the other from the offering of the Capital Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Capital Securities purchased under this Agreement (before deducting expenses) received by the Trust on the one hand, and the total underwriting commissions received by the Initial Purchasers with respect to the Capital Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Capital Securities under this Agreement, in each case as set forth in the table on the cover page of the Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust on the one hand or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8.(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8.(d) shall be deemed to include, for purposes of this Section 8.(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities sold and distributed by it was offered to the purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8.(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Initial Purchasers severally confirm that the statements with respect to the offering of the Capital Securities set forth in the bottom paragraph on the cover page of, and under the caption "Plan of Distribution" in, the Memorandum are correct and constitute the only information furnished in writing to the Company or the Trust by or on behalf of the Initial Purchasers specifically for inclusion in the Memorandum.

                  9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by them by notice given to and received by the Company or the Trust prior to delivery of and payment for the Capital Securities if, prior to that time, any of the events described in Sections 7(h), 7(i) or 7(j) shall have occurred or if the Initial Purchasers shall decline to purchase the Capital Securities for any reason permitted under this Agreement.

                  10. Reimbursement of Initial Purchasers' Expenses. If (a) the Trust shall fail to tender the Capital Securities for delivery to the Initial Purchasers for any reason, or (b) the Initial Purchasers shall decline to purchase the Capital Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Capital Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

                  11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Initial Purchasers, shall be delivered
                  or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New
                  York, New York 10285, Attention:  Syndicate Department
                  (Fax: 212-528-8822);

                           (b) if to the Company or the Trust shall be
                  delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Memorandum, Attention: Chief Financial Officer (Fax:
                  801-359-6928).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Trust shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

                  12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company and the Trust contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Initial Purchaser and the person or persons, if any, who control each Initial Purchaser within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Initial Purchasers contained in Section 8.(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Trust and any person controlling the Company or the Trust within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Trust and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Capital Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  14. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, the Trust and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        FIRST SECURITY CORPORATION

                                        By: /s/ Scott C. Ulbrich
                                            -----------------------------
                                            Scott C. Ulbrich


                                        FIRST SECURITY CAPITAL I

                                        By: /s/ Brad D. Hardy
                                            -----------------------------
                                                 Regular Trustee

Accepted:

LEHMAN BROTHERS INC.

By /s/ Robert H. (?)
   ----------------------------------

For itself and the several other Initial Purchasers named in Schedule 1 hereto

                                   SCHEDULE 1


                                                     Liquidation
                                                      Amount of
         Initial Purchasers                      Capital Securities
         ------------------                      ------------------
Lehman Brothers Inc.                                 $112,500,000
J.P. Morgan Securities Inc.                          $ 37,500,000

                                                     ------------
         Total                                       $150,000,000

                                                                      EXHIBIT A




                                        December 23, 1996

Lehman Brothers Inc., as representative of the several Purchasers named in Schedule I to the Purchase Agreement, dated December 23, 1996, with First Security Capital I and First Security Corporation
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

        Re: 8.41% $150,000,000 Subordinated Capital Income Securities of First Security Capital I, a Delaware Business Trust, and 8.41% of Related First Security Corporation Junior Subordinated Debentures

Ladies and Gentlemen:

        We have acted as counsel to First Security Corporation, a Delaware corporation (the "Company"), and First Security Capital I, a Delaware business trust (the "Trust"), in connection with the Trust's offering and issuance to the Initial Purchasers of $150,000,000 8.41% Subordinated Capital Income Securities (the "Capital Securities"), which offer is more fully described in that certain final offering memorandum dated December 23, 1996 (the "Memorandum"), and with respect to the Trust's subsequent investment in the Company's 8.41% Junior Subordinated Debentures, maturing on December 15, 2026, which shall be issued under, and shall be subject to the terms of, that certain Indenture, dated as of December 23, 1996 (the "Indenture") between the Company and Bank of New York, as Indenture Trustee (the "Indenture Trustee"). This opinion is delivered pursuant to Section 7(c) of that certain Purchase Agreement, dated December 23, 1996, between the Company and the Trust and accepted by you as representative of the Initial Purchasers (the "Purchase Agreements"). Unless otherwise indicated herein, capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement.

Lehman Brothers, Inc.
December __, 1996
Page 2


        In connection with this opinion, we have investigated such questions of law, examined such corporate documents and records of the Company and the Trust, and certificates of public officials and other documents concerning the Company and/or the Trust, and received such information from officers and representatives of the Company and the Trust as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Memorandum, the Purchase Agreement, the Declaration, the Indenture, the Junior Subordinated Debentures and the Guarantee Agreement (collectively, the "Transaction Documents"), and certificates of responsible officers of the Company and the Trust concerning matters of fact within the respective areas of responsibility of such officers.

        Based upon the foregoing, and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that:

        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with all corporate power and authority necessary to own or holds its properties and conduct its business as described in the memorandum; and the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business otherwise requires such qualification, other than such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect upon the Company.

        2. Each of the Company's subsidiaries, including the Trust, has been duly incorporated and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation or organization, with all corporate power and authority to own or hold its properties and conduct its business, and has been duly qualified to do business as a foreign corporation or entity in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business otherwise requires such qualification, other than such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

        3. Each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Trust.

        4. The Indenture has been duly authorized, executed and delivered by the Company and, when duly authorized, executed and delivered by the Indenture Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles, (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Lehman Brothers, Inc.
December __, 1996
Page 3


        5. The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company and, when duly authenticated by the Indenture Trustee and upon payment and delivery as described in the Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company, in accordance with their terms, subject to the efforts of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles, (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        6. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles, (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        7. The Declaration has been duly authorized, executed and delivered by the Company.

        8. The execution, delivery and performance of the Transaction Documents by the Company and the Trust, as applicable, will not (a) constitute a material breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which has been identified to us by management as material to the business of the Company and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, the effect of which breach or default would be material to the Company and its subsidiaries taken as a whole; (b) result in any violation of any provision of the Certificate of Incorporation, or the bylaws, of the Company or any such subsidiary, the effect of which violation would be material to the Company and its subsidiaries taken as a whole; or (c) result in a violation of any Federal or State of Utah statute, order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, the effects of which violation would be material to the Company and its subsidiaries taken as a whole.

        9. All of the outstanding shares of capital stock of First Security Bank, N.A. and First Security Bank of New Mexico, N.A. have been duly authorized and validly issued, and are fully-paid and non-assessable, and the Company owns directly or indirectly, free and clear of any pledge, lien, encumbrance, security interest, charge, claim, equitable right or encumbrance of any kind, 100% of the capital stock of First Security Bank of New Mexico, N.A. and in excess of 99.9% of the capital stock of First Security Bank, N.A.

Lehman Brothers, Inc.
December __, 1996
Page 4


        10. No consent, approval, authorization, order, registration or qualification of any Federal or Utah governmental agency or body, or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any Federal or Utah court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale by the Trust of the Capital Securities, the issuance by the Company of the Junior Subordinated Debentures, the issuance of the Guarantee Agreement by the Company and the compliance by the Company with all of the provisions of the Purchase Agreement, except for such consents, approvals, authorizations, registrations or qualifications as have been obtained and made and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Capital Securities and the Guarantee Agreement by the Initial Purchasers.

        11. The statements made in the Memorandum under the captions "Description of Junior Subordinated Debentures", "The Trust", "Description of Capital Securities", "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee", insofar as such statements purport to constitute summaries of the terms of the Capital Securities, the Junior Subordinated Debentures and the Guarantee, constitute accurate summaries of the terms of the Capital Securities, the Junior Subordinated Debentures and the Guarantee.

        12. a. The Trust will be characterized as a grantor trust for United States Federal income tax purposes and not as an association taxable as a corporation.

                b. The Junior Subordinated Debentures will constitute indebtedness of the Company for United States Federal income tax purposes; and

                c. Subject to the qualifications set forth therein, the statements made in the Memorandum under the caption "Certain United States Federal Income Tax Consequences" fairly present in all material respects the principal United States Federal income tax consequences of an investment in the Capital Securities.

        13. All descriptions in the Memorandum of contracts and other documents which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Memorandum other than those described or referred to therein.

        14. To our knowledge, there is not pending or threatened any legal or governmental proceeding required to be described in the Memorandum which is not described as required.

        15. To our knowledge, the Trust is not a party to or otherwise bound by any agreement other than those described in the Memorandum.

Lehman Brothers Inc.
December __, 1996
Page 5

        16. Neither the Company nor the Trust is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

        17. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); and the deposit accounts of First Security Bank, N.A. and First Security Bank of New Mexico, N.A. are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and, to our knowledge, no proceedings for the termination of such insurance are pending or threatened.

        18. The Company, First Security Bank, N.A. and First Security Bank of New Mexico, N.A. are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency, the banking authority in the states in which such banks do business, as applicable, and any other Federal or state bank regulatory authority with jurisdiction over the Company, First Security Bank, N.A. and First Security Bank of New Mexico, N.A. (the "Bank Regulatory Authorities"), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        19. To our knowledge, neither the Company, First Security Bank, N.A. nor First Security Bank of New Mexico, N.A. is a party to any written agreement or memorandum or understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

        20. No registration of the Securities, the Guarantee or the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the "Act"), and no qualification of the Declaration, the Guarantee or the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Securities by the Company to the Initial Purchasers or the initial reoffer and resale of the Securities by the Initial Purchasers solely in the manner contemplated by the Memorandum.

        The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

                a. In rendering our opinions we have assumed the genuineness of all signatures on all documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all

Lehman Brothers Inc.
December __, 1996
Page 6

documents submitted to us as copies, the authenticity of the originals of such copies, the due authorization, execution and delivery of all instruments and documents by parties other than the Company, and that such instruments and documents are the valid, binding and enforceable obligations of such persons.

                b. We are members of the Bar of the State of Utah, and except as to matters governed by the Delaware General Corporation Law with respect to our opinions expressed in paragraphs 1, 2 and 10 above, we render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Utah and the United States of America. Although we are not members of the Bar of the State of Delaware, we are generally familiar with the Delaware General Corporation Law and, for the limited purpose of our opinions in paragraphs 1, 2 and 10 above, we did not deem it necessary to obtain the opinion of Delaware counsel, although we have relied with your permission on the opinion of Richard, Layton & Finger, special counsel, with respect to matters concerning the Trust discussed in this opinion.

                c. As to factual matters material to the opinions rendered herein, with your permission we have relied upon certificates of responsible officers of the Company concerning matters of fact within the respective areas of responsibility of such officers, and upon certificates of public officials. We have made no independent factual inquiries or investigation as to the matters covered by any of the aforesaid certificates. However, in the course of our representation of the Company, nothing has come to our attention that would cause us to believe that such certificates contain any material misstatement of fact or omit to state any material fact necessary to make the facts set forth therein not materially misleading, and we believe that we and you are entitled to rely upon such certificates. In this connection, please note that we have not undertaken to apprise or inform all members of our firm who have performed legal service for the Company on other matters, of the details of this set of transactions and accordingly, the representation in the immediately preceding sentence is limited in scope to those attorneys in our firm having detailed knowledge of the subject transactions and the substance of this Opinion.

                d. This opinion is limited to the present laws of the States of Utah and Delaware and the United States of America, and to the facts bearing upon this opinion as they presently exist. We assume no obligation to revise or supplement this opinion.

                e. We express no opinion on the enforceability of any choice of law or choice of venue provisions contained in any of the documents.

                f. The opinions set forth in paragraph 14 of this letter is, with your permission, rendered solely in reliance upon our examination on November 21, 1996, of the records of the Third District Court, Salt Lake County, State of Utah, the United States District Court, District of Utah, and United States Bankruptcy Court, State of Utah for cases involving the Company and First Security Bank, N.A., a review of our internal docket system, and the certificate of an officer of the Company referenced in paragraph c. of this letter. With your

Lehman Brothers Inc.
December __, 1996
Page 7

permission, we have not examined the records of any other court, administrative tribunal, governmental agency or authority, or other similar entity in connection with this opinion.

                g. We have not independently verified the accuracy, completeness or fairness of, and render no opinion on, the statements made or included in the Memorandum or in the documents incorporated by reference therein (the "Exchange Act Documents") and take no responsibility therefor, except as and to the extent set forth in paragraphs 10 and 12c above. In the course of the preparation by the Company of the Memorandum, we participated in conferences with certain officers and employees of the Company, with representatives of the Initial Purchasers and with counsel to the Initial Purchasers. Based only on our examination of the Memorandum and the Exchange Act Documents, our investigations made in connection with the preparation of the Memorandum and our participation in the conferences referred to above, we have no reason to believe that the Memorandum (including the Exchange Act Documents) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with your permission, we express no opinion as to the financial statements and other financial data contained in the Offering Memorandum or any amendment of supplement thereto.

                h. In rendering our opinions, we have assumed that the transactions contemplated in the Transaction Documents will occur fully in accordance with the terms and provisions thereof insofar as they are pertinent to this opinion.

                i. The opinions and conclusions set forth in paragraph 12 are based upon the Federal income tax laws of the United States, including the Internal Revenue Code of 1986, as amended, Treasury Regulations and judicial and administrative interpretations thereof, as they exist as of the date of this opinion. There can be no assurance that the legal authorities upon which our opinion is based will not be modified, revoked, supplemented or otherwise changed. To the extent of any such changes, our opinion is not applicable. Furthermore, we undertake no obligation to reexamine or in any way revise our opinion in the light of any such changes.

        This opinion is rendered to you in connection with the Purchase Agreement and the transactions related thereto and may not be relied upon by any other person or by you in any other context or for any other purpose. This opinion may not be quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person without the prior written consent of this Firm.

                                        Very truly yours,



                                        RAY, QUINNEY & NEBEKER

                                                                      EXHIBIT B

                   [Letterhead of Richards, Layton & Finger]

                               December __, 1996




Lehman Brothers Inc.
J.P. Morgan Securities Inc.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

        Re:     First Security Capital I
                ------------------------

Ladies and Gentlemen:

        We have acted as special Delaware counsel for First Security Corporation, a Delaware corporation (the "Company"), and First Security Capital I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a) The Certificate of Trust of the Trust, dated as of December 13, 1996 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 13, 1996;

        (b) The Declaration of Trust of the Trust, dated as of December 13, 1996, by and among the Company and the trustees of the Trust named therein;

        (c) The Amended and Restated Declaration of Trust of the Trust, dated as of December __, 1996 (including Exhibits A and B thereto) (the "Declaration"), among the Company, as depositor, the trustees of the Trust named therein (the "Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

Lehman Brothers Inc.
J.P. Morgan Securities Inc.
December __, 1996
Page 2


        (d) The Purchase Agreement, dated December 23, 1996 (the "Purchase Agreement"), among the Company, the Trust, and Lehman Brothers Inc. and J.P. Morgan Securities Inc. (the "Initial Purchasers");

        (e) The Registration Rights Agreement, dated as of December __, 1996 (the "Registration Rights Agreement"), among the Trust, the Company and the Initial Purchasers;

        (f) The Offering memorandum, dated December 23, 1996 (the "Memorandum"), relating to the $150,000,000 8.41% Subordinated Capital Income Securities of the Trust, representing undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively, the "Capital Securities"); and

        (g) A Certificate of Good Standing for the Trust, dated December __, 1996, obtained from the Secretary of State.

        Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is referred to in our incorporated by reference in to the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

Lehman Brothers Inc.
J.P. Morgan Securities Inc.
December __, 1996
Page 3

        For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent set forth in paragraph 1 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents (v) except to the extent provided in paragraph 4 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (the "Capital Security Holders") of a Capital Security Certificate for the Capital Security and the payment for the Capital Security acquired by it, in accordance with the Declaration, and as described in the Memorandum, (vii) that the Capital Securities are issued and sold by the Capital Security Holders in accordance with the Declaration, and as described in the Memorandum, (viii) the receipt by the Company (the "Common Security Holder") to whom an 8.41% Common Security of the Trust representing common undivided beneficial interests in the assets of the Trust (each, a "Common Security" and collectively, the "Common Securities") (the Capital Securities and the Common Securities being hereinafter collectively referred to as "Trust Securities") is to be issued by the Trust of a Common Security Certificate for the Common Security and the payment for the Common Security acquired by it, in accordance with the Declaration, and as described in the Memorandum, (ix) that the Common Securities are issued and sold to the Common Security Holder in accordance with the Declaration, and as described in the Memorandum, and (x) that the trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and filing documents with the Secretary of State) or employees in the State of Delaware. We have not participated in the preparation of the Memorandum and assume no responsibility for its contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and

Lehman Brothers Inc.
J.P. Morgan Securities Inc.
December __, 1996
Page 4


regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and, under the Declaration and the Delaware Business Trust Act, has the trust power and authority to own its properties and conduct its business, all as described in the Memorandum, and to enter into and perform its obligations under each of the Purchase Agreement, the Registration Rights Agreement, the Trust Securities and the Declaration.

        2. The Common Securities have been duly and validly authorized by the Declaration, and, when issued and delivered by the Trust to the Common Security Holder as described in the Memorandum and the Declaration, will be validly issued undivided beneficial interests in the assets of the Trust. Under the Declaration and the Delaware Business Trust Act, the issuance of the Common Securities is not subject to preemptive or other similar rights.

        3. The Capital Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration. Under the Declaration and the Delaware Business Trust Act, the issuance of the Capital Securities is not subject to any preemptive or similar rights. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security Certificates and the issuance of replacement Capital Security Certificates, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

Lehman Brothers Inc.
J.P. Morgan Securities Inc.
December __, 1996
Page 5

        4. Under the Declaration and the Delaware Business Trust Act, all necessary trust action has been taken on the part of the Trust to duly authorize the execution and delivery of the Purchase Agreement and the Registration Rights Agreement by the Trust.

        5. The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.

        6. The execution, delivery and performance of the Purchase Agreement and Registration Rights Agreement by the Trust and the consummation of the transactions contemplated therein do not violate the Declaration or the Certificate. After due inquiry on December __, 1996 limited to, and solely to the extent disclosed thereby, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against the Trust.

        7. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the due authorization, execution and delivery of the Purchase Agreement and the Registration Rights Agreement by the Trust or for the offering, issuance, sale or delivery of the Capital Securities by the Trust in accordance with the Declaration and the Memorandum.

        The opinion expressed in paragraph 5 above is subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        We consent to your relying at to matters of Delaware law upon this opinion in connection with the Purchase Agreement. We also consent to Ray, Quinney & Nebeker's and Simpson Thacher & Bartlett's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof

Lehman Brothers Inc.
J.P. Morgan Securities Inc.
December __, 1996
Page 6


pursuant to the Purchase Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                        Very truly yours,




CDK/BJK